Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our report dated June 7, 2023, relating to the financial statements and financial highlights of Matisse Discounted Closed‐End Fund Strategy and Matisse Discounted Bond CEF Strategy, each a series of Starboard Investment Trust, for the year ended March 31, 2023.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
July 29, 2024